Exhibit 10.6

115 Commercial Drive
P.O. Box 31
Columbus, WI 53925
920-623-4152
FAX 920-623-3780
www.lycomfg.com

QUOTATION

To:	Hot Mama’s Foods	June 18, 2012
	134 Avocado Street	QUOTATION # 12-6-49808
Springfield MA 01104

ATTN:	Mr. Matt Morse	Prepared By: Travis Vergenz

One	LYCO Patented Pressure-Flow® Continuous Pressure Cooker 50” X 13’

•	A 73" diameter vessel, ASME rated to 20 psi pressure vessel
•	304 Stainless Steel construction
•	Swing bolt hinged door on discharge end, and Bolt flanged connection on in feed
•	(2) Side ports for visual inspection
•	LYCO's patented Clean-Flow® 50" x 13' cooking system, shaft driven auger with 9" flights, and .040" wedge wire screen capable of 360 degree rotation for cleaning
•	CIP Spray Headers for screen and inside of tank internal to the pressure vessel
•	Pressure-Flow® system includes LYCO's unique plenum discharge
•	LYCO's Patented Hydro-Flow® agitation using internal headers
•	Hydro-Flow® Centrfigual Pump, Size 4x6-10 coupled to a 30 hp, 3 ph, 60 Hz, 230/460 volt, 1750 RPM, Inverter Rated Server Duty motor, entire unit to be mounted on an epoxy painted cast iron base plate, includes coupling and stainless steel guard
•	LYCO plenum discharge using a Centrifugal Pump, Size 3x5-8G coupled to a 7.5 hp, 3 ph, 60 Hz, 230/460 volt, 1750 RPM, Inverter Rated Wash Down motor, entire unit to be mounted on an epoxy painted cast iron base plate, includes coupling and stainless steel guard.
•	Heavy duty drop through rotary valve inlet and outlet, demountable without the use of tools, and including an easy slide rotor support
•	Rotary valve housing - 304 Stainless Steel, Rotor and Shaft Assembly - 304 Stainless Steel. 10 Vanes

QUOTATION

•	Rotary Valve seals - high temp gland packing seals Lantern Rings – Stainless Steel lantern rings, Constructed for High Pressure 2 Bar Conveying, Interior Finish - 60 grit ground and polished

•	Rotary Valve gearbox - Eurodrive parallel shaft, motor - Eurodrive 1 hp, 230/460/3/60, TEFC, Drive - side mount, chain and sprocket

Control valves included for steam control, water fill and make-up, water drain, and pressure regulation. Over pressure safety relief valve included. All plumbing utilizes piping and bolted connections. Piping designed to be cleaned in-place, with minimal low point automated drains.

LIST SELLING PRICE	$900,000.00

DISCOUNTED SELLING PRICE	$600,000.00

QUOTATION

One	LYCO CLEAN-FLOW ® XT COOLER 40" X 7' Long System

Drive Specifications:
•	Sew Eurodrive with “C” Face Motor for Auger Drive

Handling Features:
•	Transfer Flume using Chilled Water
•	Water Plenum Discharge

Auger & Screen Features:
•	Precision Auger with Journals
•	Core Design, 14 Ga.
•	9” Pitch Flights, - Electro Polished
•	Shaft Driven
•	Chain Driven

Tank & Frame Features:

•	12 Ga. Tank
•	Integral Frame and Tank with 3/8" End Plates
•	Sanitary Fittings (T-304) for Water Fill, Drain, Thermometers, RTD
•	One Over-flow Weir
•	Hydro-Flow with Internal Header, Control Valves, Y-Strainer, and Piping with 15 HP Pump to run Hydro-Flow, Water Plenum, and CIP System

Cover System Features:
•	Two Way Flip Top
•	Aluminum Air Cylinders
•	CIP System
•	12 Ga. Formed

SELLING PRICE	$168,255.00

QUOTATION

One	Control System for a 50 X 13 Pressure-Flow Cooker and 40” X 7’ Clean-Flow XT

Cooler

   Automated Water Fill/Make-Up

   Automated Drains

Main Control Panel / Enclosures

   Nema 4X Stainless Steel Free Standing Enclosure

   ABB MCCB Main Disconnect

Motor Control

   Allen Bradley PowerFlow 4/40/400 VF Drives

   Allen Bradley Motor Starters

   Hubbell Local Motor Disconnects

PLC/HMI

   Allen Bradley CompactLogix L23E PLC System – v19

   Allen Bradley Point I/O for Expanded I/O

   Parker EPX HMI running Interact X (10” unit)

General Components

   ABB Circuit Breakers

   Mersen Fuses / Fuse Holders

   PILZ Safety Relay

   Allen Bradley / Wago control relays

   Hammond Transformer

   Siemens DC Power Supply

   IFM Efector / Endress & Hauser process sensor

   Sensor Tek RTD’s

   Allen Bradley Safety Sensors

   Allen Bradley 50mm stack light

   Allen Bradley 22.5mm operators

Wiring

   All equipment mounted components pre-wired to junction boxes – CPVC Conduit

SELLING PRICE	$85,880.00

QUOTATION

Mechanical Commissioning/Training includes:

   (2) Days Travel, (5) Days on site, meals, hotel, transportation

SELLING PRICE	$13,900.00

Each additional day billed at $1,800.00 Per Day

Electrical Commissioning/Training includes:

   (2) Days Travel, (5) Days on site, meals, hotel, transportation

SELLING PRICE	$13,900.00

Each additional day billed at $1,800.00 Per Day

QUOTATION

PROPROSED SHIPPING DATE:	Machine design, construction and shipment is estimated at 9 – 12 Months from the time of receipt of firm purchase order, down payment and finalization of technical details. The shipping estimate is also contingent upon the production schedule at the time of order.

FOB:	Columbus, Wisconsin

TERMS PRESSURE-FLOW:	$120,000.00 Non Refundable, 20% Down Payment at time of Order 60% At Successful FAT at Lyco 20% Net 30 Days from Successful Start-up not to exceed 60 Days from delivery

CLEAN-FLOW & CONTROLS	40% down with order, 50% prior to shipment, 10% Net 30

VALIDITY:	Due to the volatility of steel prices, please add 1% to the prices quoted herein for every month that passes beyond the date of this quotation.

Lyco reserves the right to change specifications at any time.

Lyco submits this proposal for a Lyco Pressure-Flow® Continuous Pressure Cooker based on the following specifications:

PRODUCT: Chick Peas

PPH:             2,500 – 3,000

PRESSURE FLOW RETENTION TIME: 30 Minutes

COOLER RETENTION TIME: 10 Minutes

PCF: 50

By:	Travis Vergenz,
Area Sales Manager

Signature:	/s/ Travis Vergenz

TERMS OF SALE

TITLE. Title to the equipment covered hereby and to all additions or accessions to and substitutions for the equipment, shall remain in the Seller as a security interest until the Buyer has completed payment of the purchase price, plus accrued interest, and fully performed all of the other terms and conditions hereof. Buyer expressly agrees that Seller shall have and hereby does have a security interest in the property described on the reverse side until all of Buyer's obligations have been fully performed hereunder.

PROTECTION OF SELLER'S SECURITY INTEREST. The equipment covered hereby shall remain strictly personal property, irrespective of the mode of its attachment to realty, the consequences of its being disturbed or removed, or the use made of it; the Buyer shall maintain the equipment covered hereby in good condition and repair and not permit its value to be impaired, and the Buyer shall not sell, mortgage, pledge or otherwise deal in or encumber the equipment or any part of it or permit it to be removed from the place where first installed (so long as any portion of the purchase price or accrued interest or any other sums due Seller under these terms of sale remains unpaid), without the Seller's prior written consent. The Seller is authorized to inspect the equipment wherever located at any reasonable time or times.

SELLER'S REMEDIES. In the event that the Buyer fails to make any payments when due under these terms of sale, or otherwise defaults in the performance of these terms, or if a receiver or trustee of the Buyer's property or business is appointed by any court, or if a proceeding in bankruptcy or insolvancy is instituted by or against the Buyer (and not dismissed within sixty days), or if the Buyer makes an assignment for the benefit of creditors, or if for any other reason the Seller deems itself to be insecure under this agreement, the unpaid balance of all sums which the Buyer is obligated to pay to the Seller under these terms shall become immediately due and payable, without any notice or demand, all the Seller's option.

In such event and at any time thereafter Seller shall have the remedies of a secured party under the Uniform Commercial Code. In addition, the Seller may, without incurring any liability to the buyer for doing so, take immediate possession of the equipment (including all additions or accessions to and substitutions for the equipment), without notice, demand or legal process. For the purpose of taking possession of the equipment, the Seller may enter upon any premises where the equipment may be. The Seller may also require to assemble the goods and make them available to Seller at a place to be designated by Seller which is reasonably convenient to both parties. Unless goods are perishable or threaten to decline speedily in value or are of a type customarily sold on a recognized market, Seller will give Buyer reasonable notice of the time and place of any public sale or of the time after which any private sale or other intended disposition is to be made. The requirements of reasonable notice shall be met if such notice is mailed, postage prepaid, addressed to Buyer at the address shown at the beginning of this agreement at least five days before the time of such sale or disposition. Expenses of retaking, holding, preparing for sale, selling or the like shall include Seller's reasonable attorney's fees and legal expenses.

No waiver by Seller of any default shall operate as a waiver of any other default or of the same default on a future occasion.

The rights and remedies of Seller hereunder are not exclusive but are in addition to any other rights and remedies which shall be available to the Seller under applicable law.

Warranty by Seller in the event the goods are new: Seller expressly warrants to the original Buyer that any parts of its manufacture proven to be defective within a period of 18 months from date of shipment from manufacturer or 12 months from date of installation by original purchaser, whichever comes first will be repaired or, at its option, replaced free of charge F.O.B. Factory, upon receipt of defective parts at the factory, transportation charges prepaid. Charges for correcting defects will not be allowed, nor will returned goods be accepted for credit unless seller is first notified in writing and the return is authorized by Seller in writing. Seller shall not be liable for consequential damages arising from any defect or other characteristic of any goods sold by Seller, NOR FOR ANY IMPLIED WARRANTIES, INCLUDING WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR USE. This paragraph sets forth Seller's only warranty and the remedy herein provided shall be the exclusive remedy available to Buyer.

For used goods, there are no warranties and the goods are sold "As Is."

LIMITATION OF REMEDY AND LIABILITY. IT IS EXPRESSLY UNDERSTOOD THAT SELLER'S LIABILITY, INCLUDING THAT FOR BREACH OF CONTRACT, NEGLIGENCE, STRICT LIABILITY IN TORT, OR OTHERWISE, WITH RESPECT TO OR ARISING OUT OF SELLER'S PRODUCTS AND BUYER'S EXCLUSIVE REMEDY IS LIMITED TO THE REPAIR OR REPLACEMENT OF PARTS IN THE MANNER AND FOR THE PERIOD OF TIME PROVIDED ABOVE AND THAT SELLER DISCLAIMS AND WILL NOT BE LIABLE FOR ANY OTHER EXPENSE, LOSS OR DAMAGE, WHETHER DIRECT, SPECIAL, INCIDENTAL OR CON—SEQUENTIAL, INCLUDING BUT NOT LIMITED TO LOSS OF PROFITS, PRODUCTION, INCREASED COST OF OPERATION, OR SPOILAGE OF MATERIAL, ARISING IN CONNECTION WITH THE SALE OR USE OF, OR INABILITY TO USE, SELLER'S EQUIPMENT OR PRODUCT FOR ANY PURPOSE, EXCEPT AS HEREIN PROVIDED.

SAFETY DEVICES AND GUARDS. Buyer shall use and require its employees to use all safety devices and guards required by applicable law and regulation and follow all safe operating procedures, including, but not limited to, those safety devices and guards provided by Seller and to those installation, operation and maintenance procedures set forth in any manuals and instruction sheets furnished by Seller. Buyer shall indemnify and save Seller harmless from any liability, claims, judgments, costs and expenses (including attorneys fees) for personal injury (including death) and property damage, arising out of the operation of the equipment or the Buyer's failure to discharge its obligation as set forth herein. Buyer shall notify Seller promptly, and in any event within ten (10) days, of any accident or malfunction involving Seller's products which results in personal injury or property damage and shall cooperate fully with Seller in all investigations to determine the cause of such accident or malfunction.

DELIVERIES. Deliveries shall be subject to, and contingent upon, strikes, labor difficulties, riot, war, fire, delay or defaults of common carriers, failure or curtailment in the Seller's usual sources of supply, governmental decrees or orders, or, without limiting the foregoing, any other delays beyond the Seller's reasonable control, and the Seller shall not be liable for any loss or damage arising therefrom. The Seller shall have the additional right, in the event of the happening of any of the above contingencies, at its option, to cancel its contract or any part thereof without any resulting liability. Shipments made within 30 days after specified date of delivery shall constitute a good delivery. Any delivery not in dispute shall be paid for regardless of other controversies relating to other delivered or undelivered merchandise.

RISK OF LOSS. The risk of loss or destruction of, or damages to, the equipment shall be on the Buyer from and after delivery of the equipment to the Buyer or carrier. The equipment shall be insured by the Buyer at its own expense in an amount not less than the balance due to the Seller under this agreement, with loss, if any, payable to the Seller and the Buyer as their respective interests may appear. Seller has no duty to protect insure or realize upon the equipment.

PATENTS. The Buyer agrees to defend and hold the Seller harmless against any claims or liabilities for, or by reason of, any alleged patent infringement arising from the manufacture or sale of any of the equipment which is manufactured in accordance with the specifications furnished by the Buyer. The purchase of the equipment does not entitle the Buyer to employ the same with any patented process.

TAXES. Prices on the products specified herein are exclusive of all city, state, and federal excise taxes, unless specifically included. Wherever applicable, such tax or taxes shall be added to the invoice as a separate charge to be paid by the Buyer. Taxes assessed against the equipment while in possession of the Buyer shall be paid by the Buyer. Should any tax assessment become delinquent, the Buyer shall promptly so notify the Seller; and any payment made by the Seller to discharge such assessment shall become part of the unpaid purchase price and be secured hereunder.

ADDITIONAL DOCUMENTS. At the request of Seller, Buyer will join with Seller in executing one or more Financing Statements, pursuant to the Uniform Commercial Code in form satisfactory to Seller and will pay the cost of filing the same in public offices whenever filing is deemed by Seller to be necessary or desirable. At the Seller's option, any unpaid balance hereunder shall be evidenced by a note or notes bearing interest at the rate of 12 percent per annum; but neither the acceptance nor negotiation of notes by the Seller shall constitute payment hereunder or divest the Seller of its retained title to the equipment until the full face amount of all such notes, plus accrued interest, shall have been paid to the Seller in cash.

ADDITIONAL CHARGES. If substitute or additional equipment or repair parts, are purchased by the Buyer from the Seller, these terms of sale shall be applicable to such substitute or additional equipment, or repair parts as if the same had been originally purchased hereunder.

CONTROLLING PROVISIONS. These terms of sale shall supersede any provisions, terms, and conditions contained on any confirmation, order, or other writing the Buyer may give or receive, and the rights of the parties shall be governed exclusively by the provisions, terms, and conditions hereof. If this document is a quotation, the Seller makes no representations or warranties concerning this quotation except such as are expressly contained herein, and this quotation may not be changed or modified orally. This is not a firm offer. Buyer's dispatching a purchase order relating to this quotation constitutes an acceptance of this quotation and its terms and conditions, if such purchase order agrees with the quotation with respect to description of goods, quantity, price, and delivery schedule. In no event is this document intended by Seller to be an Expression of Acceptance or Confirmation. Should this document nevertheless be construed to be an Expression of Addeptance or a Confirmation of an offer extended by Buyer, any express or implied acceptance or confirmation contained herein hereby is made expressly conditional on Buyer's assent to all additional or different terms contained herein.

ACCEPTANCE AND AMENDMENT. These terms of sale are not binding upon Seller unless and until accepted by an officer of Seller at Arlington, Wisconsin. No representative of the Seller has any authority to accept, waive, alter, vary or add to the terms hereof without prior approval in writing signed by an officer of the Seller at Arlington, Wisconsin.

CHANGES. Because we are constantly improving our products the design dimensions and weights, while sufficiently accurate for most purposes, are subject to change.

COMPLIANCE WITH LAWS. Seller strives to comply with the provisions of all federal, state and local laws, standards and regulations for which liability may accrue to Buyer for violation thereof. However, Seller does not warrant that any equipment and features meet the requirements of any local, state or federal laws or regulations, including those issued under OSHA. The equipment described herein is provided only with the safety devices and features shown in the applicable specifications. Should the customer require any additional devices or features, they should be specifically identified and seller will amend this quotation accordingly.

APPLICABLE LAW. These terms shall be governed by the Uniform Commercial Code and other applicable law which is in effect in the State of Wisconsin on the date hereof. The invalidity, in whole or in part, or any of the provisions of these terms and conditions shall not affect the enforceability of any of the other provisions hereof.

Hot Mama's Foods	Purchase Order
134 Avocado St.
Springfield, MA 01104
Phone: 413-737-6572	Date	P.O. No.	Expected
Fax: 413-737-6793	11/20/2012	27707	11/20/2012

Vendor	Ship To
LYCO Manufacturing, Inc.	Hot Mama's Foods
115 Commercial Dr.	120 West Palatine
POB 31	Wheeling, IL 60090
Columbus, WI 53925

Ship Via	FOB

Vendor P/N	Description	Qty	U/M	Price	Amount

	LYCO Quote #12-6-49808-2: Pressure-Flo	1		600,000.00	600,000.00
	Continuous Pressure Cooker 50" x 13' as described

				Total	$ 600,000.00

ALL PURCHASE ORDERS REQUIRE Confirmation by Fax. Deliveries without confirmation will be refused. Please sign and return.

Signature:	DATE:

Receiving hours: 8:00 AM TO 3:00 PM, appointment required.

Contact Warehouse Manager at ext. 105.

Hot Mama's Foods reserves the right, at its sole discretion, to refuse any product that does not conform to agreed specifications. Receiving temperature, shelf life, HACCP, and allergen controls must be adhered to. All substitute products must be agreed upon in advance of delivery. All suppliers will be held to their signed Letter of Guarantee.

ALL DELIVERIES MUST BE ACCOMPANIED BY A PACKING SLIP INDICATING THE BATCH/LOT CODE TRACEABILITY INFORMATION AS REQUIRED BY THE BIOTERRORISM ACT OF 2003. IF MULTIPLE LOTS ARE PRESENT EACH LOT MUST BE SPECIFIED.